                                                                    EXHIBIT 10.7
                                                                    ------------

                             CONSULTING AGREEMENT

     This Consulting Agreement is made and entered into as of the 31st day of October, 1994, by and between LP TECHNOLOGIES, INC., a Florida corporation (hereinafter referred to as the "Consultant") and SOFTSENSE COMPUTER PRODUCTS INC., a New York corporation (hereinafter referred to as the "Company").

                             W I T N E S S E T H:
                              - - - - - - - - - -

     WHEREAS, the Company is engaged in the business of designing, developing, manufacturing and marketing software application products for the convenience store and fast food industries and for the quick-lube and oil change marketplace (the "Business"); and

     WHEREAS, the Company desires to engage the Consultant to provide certain consulting services to the Company all as more fully set forth in this Agreement; and

     WHEREAS, Consultant has agreed to provide certain consultation services, all upon the terms and conditions more fully set forth herein; and

     NOW, THEREFORE, for and in consideration of the premises, the mutual covenants contained herein, and other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties hereto covenant and agree as follows:

     1.  Consultant Services.  Subject to the terms and conditions of this
         -------------------
Agreement, the Company hereby engages Consultant as an independent consultant, and Consultant hereby accepts said engagement with the Company. During the term hereof, the Consultant shall render to the Company such services (hereinafter referred to as the "Services") of an advisory or consultative nature as the Company may reasonably request, so that the Company may have the benefit of Consultant's experience and knowledge of the affairs of the Company and of Consultant's reputation and contacts in the Business, and Consultant will be available for advice and counsel to the officers and directors of the Company. The Services to be provided by Consultant to the Company hereunder shall include the following:

         (a) Select the best technology to exploit the growing fields of virtual reality, multimedia and computer simulations.

         (b) Create a platform consisting of "building blocks" which the Company can use to create new products;

         (c) Keep current on developing technologies and present its findings to the Company's senior management at the Company's headquarters on a quarterly basis (and reduce the content of the presentation to hard copy); and

        (d) Perform an audit of the Company's development program not less than twice annually, in accordance with the following:

        (i)   Review backup procedures:  Verify that the Company's
              -------------------------
development program has been making sufficient backups and that these backups are in a secure place. To ensure that this is being done, one or more backups will be restored into a temporary directory to confirm that they have been made properly and are in working order. This will also ensure that the restoration process is functioning.

        (ii)  Review version control:  Ensure version control is being used
              ----------------------
for all major development projects. To ensure that version control is being used, one or more previously checked in versions will be restored to a temporary directory and compiled to make sure that the code is synchronized, and that the development environment needed to compile the code is readily available.

        (iii)  Review third party software:  Review the number of third party
               ---------------------------
development software products in use, and ensure that the proper number of licenses have been purchased, and that the products are being used in accordance with the terms of the license agreements.

        (iv)   Development manager interviews:  Interview development managers
               ------------------------------
to gain their perspective on the development function.

        (v)    Summary report:  Compile and present a summary report to senior
               ---------------
management.

     Consultant shall devote not less than 40 hours per audit of the Company's development program.

        (e) Consultant shall provide such services, and other duties for which Consultant is qualified by knowledge or experience, as the Company may from time to time request. Consultant's services and duties shall be performed in a competent and professional manner but the Company shall not direct the Consultant in the manner in which it performs its services or duties hereunder.

     2.  Compensation.  For all the Services to be performed under this
         ------------
Agreement, the Company shall pay to the Consultant (i) the sum of One Hundred and Fifty Thousand Dollars ($150,000) on or before November 30, 1994 and (ii) the sum of Fourteen Thousand Dollars ($14,000) per month (the "Monthly Fee") on the last day of each month during the five (5) year period beginning on January 31, 1995 and ending on December 31, 1999. Notwithstanding the foregoing, on January 1, 1996 and on each January 1 thereafter during the term of this Agreement, Consultant may, in its discretion, increase the Monthly Fee by an amount not to exceed 5% per year.

     Consultant shall be solely responsible for payment of any and all expenses incurred by Consultant in the performance of its services hereunder and Consultant shall not be entitled to reimbursement from the Company for any such expenses.


     3.   Policies.  If Consultant performs Services at the Company's offices,
          --------
Consultant shall observe business hours, holiday schedules and all policies and security rules of the Company in connection with the performance of the Services hereunder.

     4.   Rights and Product.  Except as otherwise agreed to by the parties, all
          ------------------
information, reports, studies, object or source codes (including computer program platforms which may be used to create various application software products), flow charts, diagrams, ideas, inventions and improvements, and any other tangible or intangible material of any nature whatsoever produced by or as a result of any of the Services, and all copies or derivations of any of the foregoing ("Work Product"), shall be jointly owned by the Company and Consultant, it being the intention of the parties that all Work Product be deemed jointly conceived and developed by the parties hereto, and the parties shall jointly own all related patent, trademark, copyright or other tangible or intangible rights whatsoever. Both during and after Consultant's engagement under this Agreement, each party agrees to execute, at no additional consideration, any documents, applications or other instruments reasonably requested by the other party in order to make any patent, trademark or copyright applications with respect to the Work Product, or otherwise to perfect, evidence or defend the parties' ownership of such Work Product. The parties agree to share the expenses related to the foregoing.

     5.   Warranty and Indemnification by Consultant.  The Consultant represents
          ------------------------------------------
and warrants to the Company that none of the Services rendered or Work Product provided to the Company will in any way violate or infringe upon any patent, trademark, copyright or other rights of third parties or violate any laws. Consultant shall indemnify the Company and hold it harmless against any claim or action which alleges that the use of the Work Product in the manner suggested by Consultant infringes any patent, trademark, copyright, or other proprietary right of any third party or violates any law, and Consultant shall pay all costs and damages of the Company (including reasonable attorneys' fees) provided that the Company notifies Consultant promptly of any such claims. Notwithstanding anything contained in this Paragraph 5 to the contrary, Consultant shall have no liability or indemnification obligations hereunder with respect to any act or omission done at the express direction of the Company, and the Company shall indemnify Consultant and hold it harmless from and against any claim or action which results from any act or omission of the Consultant which is taken at the express direction of the Company.

     6.   Confidential Information.  The Consultant acknowledges and agrees that
          ------------------------
all tangible and intangible information obtained or developed (i) in connection with the prior employment with the Company of any affiliate of Consultant and
(ii) in connection with the performance and execution of this Agreement, is deemed by the Company and shall be considered to be confidential and proprietary information ("Confidential Information") containing valuable business information and trade secrets of the Company relating to its business practices and critical to its competitive position in the marketplace. Confidential Information shall not include information which is or becomes information in the public domain through no action on the part of Consultant. Confidential Information may include, but is not limited to, technical information such as formulas, patterns, devices, computer program source and object codes, compositions, inventions, processes, specifications, research, methods and know-how; business information such as financial statements, sales reports, cost-price information, sales policies, employee lists, margins, expenses, profits, sources of supply and distribution, lists of customers and active prospective clients or suppliers and matters related to the Company's future development or strategy. The Consultant shall not disclose, directly or indirectly, any Confidential Information or use Confidential Information in any way except for the purpose of rendering the Services under this Agreement. All lists, printouts, reports, files, records, documents, computer program source and object codes, drawings, blueprints, specifications, manuals, letters, notes, notebooks, sketches, formulas, memoranda, codes, and similar items, whether in tangible form or stored by electronic means, coming into Consultant's possession during the term of this Agreement, shall remain the exclusive property of the Company (and if prepared by Consultant, the joint property of the Company and Consultant), and, upon termination of this Agreement, the Consultant agrees to deliver all tangible materials containing Confidential Information (including all copies thereof) which are in Consultant's possession or control and to delete or destroy any Confidential Information maintained by Consultant on electronic media (other than jointly owned materials, a copy of which may be retained by Consultant). The Consultant agrees to ensure that any consultant, employee, agent or subcontractor of a Consultant permitted access to any portion of the Confidential Information in the course of his or her employment is advised of the proprietary and confidential nature of the Confidential Information and that any such person shall be required by a Consultant as a condition of his or her assignment to the Company to sign a Confidentiality and Nondisclosure Agreement agreeing personally to abide by the restrictions contained herein. The Consultant agrees to notify the Company promptly and in writing of any circumstances of which Consultant has knowledge relating to any possession, use or knowledge of any portion of the Confidential Information by any authorized person. Consultant's obligations hereunder shall survive the expiration or termination of this Agreement for a period of three (3) years; provided, however, that with respect to any item of Confidential Information which rises to the level of a trade secret under applicable law, the Consultant's obligations hereunder shall, to the fullest extent permitted by applicable law, survive the expiration of said three (3) year period and forever remain in full force and effect. The Company's rights under this Agreement are in addition to those rights the Company has under the common laws or applicable statutes for the protection of trade secrets. Nothing contained herein shall be deemed to prohibit Consultant from making any disclosure required by law; provided, however, that prior to making any such disclosure Consultant shall provide the Company with reasonable notice in order that the Company may seek a protective order should it so desire.

     7.   Remedies, Injunction.  The Consultant acknowledges that any breach or
          --------------------
threatened breach by Consultant of paragraph 6 above could cause the Company irreparable harm which cannot be compensated by payment of damages. Accordingly, in the event of any breach or threatened breach by Consultant of paragraph 6 of this Agreement, Consultant agrees that the Company, in addition to any other rights, remedies or damages available to the Company at law or in equity, should be entitled to injunctive relief in order to prevent or restraint any such breach or threatened breach by Consultant. Consultant further acknowledges and agrees that the covenants contained in paragraph 6 of this Agreement are necessary for the protection of the Company's legitimate business interests, are reasonable in scope and content, and will not prevent the Consultant from earning a livelihood.

     8.   Indemnity and Insurance.  The Consultant agrees to indemnify the
          -----------------------
Company for any liability or expense incurred by the Company due to claims for personal injury or property damage arising out of or in connection with Consultant's performance of the Services, as well as from any claim for payment of compensation, salary, taxes, or other benefits asserted by or with respect to any employee of Consultant. Consultant agrees to maintain worker's compensation, general liability and automobile liability insurance in an amount sufficient to protect against all reasonably foreseeable risks in connection with the performance of the Services.

     9.   Term and Termination.  This Agreement shall commence on the date shown
          --------------------
above and shall continue in full force and effect thereafter until December 31, 1999. The Company may immediately terminate this Agreement for cause at any time. "Cause" as used herein shall be limited to non-compliance by Consultant with the requirements of paragraph 1(d) of this Agreement.

     The expiration, cancellation or termination of this Agreement, for whatever reason, will not discharge or relieve either party from any obligation which accrued prior to such expiration, cancellation or termination, will not relieve any party that has breached this Agreement from liability for damages resulting from such breach and will not destroy or diminish the binding force and effect of any of the provisions of this Agreement that expressly, or by reasonable implication, come into or continue in effect on or after cancellation or termination hereof.

     10.  Independent Contractor.  The parties each acknowledge that their
          ----------------------
relationship under this Agreement is that of independent contractors. Neither party shall have authority to bind the other party to any contract or agreement of any kind, and shall not hold itself out to any party as having such authority. Consultant shall be solely responsible for and shall pay when due all worker's compensation, payroll, income, social security and other taxes of any kind whatsoever due with respect to the work performed by Consultant or any subcontractor of Consultant.

     11.  Notices.  All notices and other communications hereunder shall be in
          -------
writing and shall be deemed to have been given only if and when (i) personally delivered, or (ii) three (3) business days after mailing, postage prepaid, by certified mail, or (iii) when delivered (and receipted for) by an overnight delivery service, or (iv) when first sent by telex, telecopier or other means of instantaneous communication provided such communication is promptly confirmed by personal delivery, mail or an overnight delivery service as provided above, addressed in each case as follows:

          (a)       If to the Consultant to:

                    LP Technologies, Inc.
                    101 South Old Coachman Road
                    Apartment 222
                    Clearwater, Florida  34625
                    Attention: Lawrence D. Parker, President

                    with a copy in like manner to:

                    Thomas E. Raines, Esq.
                    3941 Holcomb Bridge Road, Suite 200
                    Norcross, Georgia  30092


          (b)       If to the Company to:

                    Softsense Computer Products Inc.
                    1155 Hammond Drive, Suite E-5200
                    Atlanta, Georgia  30328
                    Attention:  President

                    with a copy in like manner to:

                    Smith, Gambrell & Russell
                    3343 Peachtree Road, N.E.
                    Suite 1800
                    Atlanta, Georgia 30326
                    Attention: Richard G. Greenstein, Esq.

The Consultant, on the one hand, and the Company, on the other hand, may change the address(es) for the giving of notices and communications to them or to it, as the case may be, and/or copies thereof, by written notice to the other parties in conformity with the foregoing.

     12.  Miscellaneous.
          -------------

     (a) This Agreement shall not be amended or modified except by a writing executed by both parties.

     (b) A waiver of any default by either party of any of the terms and conditions of this Agreement shall not be deemed to be a continuing waiver or a waiver of any other provisions of this Agreement, but shall apply solely to the instances to which such waiver is granted.

     (c) This Agreement shall be binding upon and inure to the benefit of the Company and Consultant and their respective successors and assigns.

     (d) This Agreement shall be governed by the laws of the State of Georgia without regard to its rules governing conflicts of law.

     (e) This Agreement represents the entire understanding of the parties concerning the subject matter hereof and supersedes all prior or contemporary communications, agreements and understandings, whether oral or written, relating to the subject matter hereof.

     (f) If any provision of this Agreement shall be held to be illegal, invalid or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby. The parties shall use their reasonable efforts to substitute the illegal, invalid, or unenforceable provision by a legal, valid or enforceable one approximating as closely as possible the original intent of the parties.

     (g) No liability shall result to either party from delay in performance or from nonperformance caused by circumstances beyond the reasonable control of the party affected, including but not limited to, acts of God, fire, flood, explosion, war, action or request of governmental authority, accident, labor trouble or shortage, inability to obtain material, power, equipment or transportation, or any other circumstances of a similar or different nature beyond the reasonable control of the party so failing; provided, however, that the party suffering the force majeure shall diligently attempt to remove such cause or causes and shall promptly notify the other party of its extent and probable duration; and further provided that events of force majeure shall not affect or delay the Company's obligation to pay, when due, any sum owing under this Agreement.

     (h) Should any provision of this Agreement require judicial or arbitral interpretation, it is agreed that the court or arbitrator interpreting or construing the same shall not apply the presumption that the terms of any such provision shall be more strictly construed against one party or the other by reason of the rule of construction that a document is to be construed most strictly against the party who itself or through its agent prepared the same, it being agreed that both parties or their respective agents have participated in the preparation of this Agreement.

     (i) All disputes and claims relating to any provision hereof or relating to or arising out of the parties relationship or creation or termination thereof (including, without limitation, any claims that any provision of this Agreement or any obligation of Consultant or of the Company is illegal or otherwise unenforceable or voidable under law, ordinance or ruling) shall be settled by arbitration at the office of the American Arbitration Association in Atlanta, Georgia, in accordance with the United States Arbitration Act (9 USC, (S) 1 et seq.) and the rules of the American Arbitration Association. The Consultant consents and submits to the personal jurisdiction and venue of the trial courts of DeKalb County, Georgia, and also to the personal jurisdiction and venue of the United States District Court for the Northern District of Georgia for purposes of enforcing this provision. All awards of the arbitration shall be binding and non-appealable except as otherwise provided in the United States Arbitration Act. Judgment upon the award of the arbitrator may be entered in any court having jurisdiction thereof. The arbitration shall take place at a time noticed by the American Arbitration Association regardless of whether one of the parties fails or refuses to participate. The foregoing provision shall not preclude either party from bringing an action in any court of competent jurisdiction for injunctive or other provisional relief as necessary or appropriate. Each party hereto shall pay any and all expenses, including attorneys' fees, incurred by such party in connection with such arbitration proceeding, unless otherwise determined by the arbitrator. The parties agree that the arbitration proceedings, and the amount of any award thereunder, shall be confidential and shall not be disclosed to third parties, except with the prior written approval of the other party to this Agreement or as required by law.

     (j) Any reference in this Agreement to a section shall be deemed to include a reference to any subsidiary sections whenever the context requires.

     (k) The captions of the sections and subsidiary sections of this Agreement are included for reference purposes only and are not intended to be a part of the Agreement or in any way to define, limit or describe the scope or intent of the particular provision to which they refer.

     (l) This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      IN WITNESS WHEREOF, the parties have executed this Agreement, under seal, as of the date first written above.


                                        "COMPANY"

                                        SOFTSENSE COMPUTER PRODUCTS INC.



                                        By:     /s/ Erez Goren
                                           -------------------------------------
                                        Title: President

                                        "CONSULTANT"

                                        LP TECHNOLOGIES, INC.


                                        By:     /s/ Lawrence D. Parker
                                           -------------------------------------
                                           Lawrence D. Parker, President

                                AMENDMENT NO. 1
                                       TO
                              CONSULTING AGREEMENT

     This Amendment ("Amendment No. 1") to the Consulting Agreement (the "Agreement") between LP Technologies, Inc. ("Consultant") and Softsense Computer Products Inc. (the "Company") dated October 31, 1994 is entered into as of the 24th day of October, 1995.

     WHEREAS, under the Agreement, Consultant has agreed to provide certain consulting services (the "Services") for the Company during the five year period between October 31, 1994 and December 31, 1999;

     WHEREAS, Consultant desires to suspend providing Services under the Agreement between September 30, 1995 and December 31, 1997, which suspension the Company has approved, provided Consultant resumes providing Services on January 1, 1998 and continues providing Services through December 31, 2001;

     WHEREAS, to ensure Consultant resumes providing Services, the Company agrees to pay Consultant a nominal monthly fee during the suspension period.

     NOW, THEREFORE, for and in consideration of the mutual premises and representations contained herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree to amend the Agreement as follows:

     1. Capitalized terms used but not otherwise defined herein shall have the meaning as set forth in the Agreement.

     2. Notwithstanding anything to the contrary in the Agreement, Services to be provided by Consultant hereunder shall be suspended during the period beginning September 30, 1995 and concluding December 31, 1997 (the "Suspension Period"). Upon conclusion of the Suspension Period, Consultant shall resume providing Services under the Agreement and shall continue through December 31, 2001.

     3.  Section 2, Compensation, is hereby modified by deleting the first full
                    ------------
paragraph thereof in its entirety and replacing it with the following:

          "For all the Services to be performed under this Agreement, the Company shall pay to Consultant: (i) the sum of One Hundred and Fifty Thousand Dollars ($150,000) on or before November 30, 1994; (ii) the sum of Fourteen Thousand Dollars ($14,000) per month (the "Monthly Fee") on the last day of each month during the period beginning on January 31, 1995 and ending on September 30, 1995; (iii) a Monthly Fee of Two Thousand Five Hundred Dollars ($2,500) on the last day of each month during the Suspension Period; (iv) the sum of Sixteen Thousand Two Hundred and Seven Dollars ($16,207) on the last day of each month during the calendar year 1998; (v) the sum of Seventeen Thousand and Seventeen Dollars

     ($17,017) on the last day of each month during the calendar year 1999; (vi) the sum of Seventeen Thousand Eight Hundred and Sixty Eight Dollars ($17,868) on the last day of each month during the calendar year 2000; (vi) and Eighteen Thousand Seven Hundred and Sixty One Dollars ($18,761) on the last day of each month during the calendar year 2001."

     4.   Section 9, Term and Termination, is hereby modified by deleting the
                     --------------------
first sentence in its entirety and replacing it with the following:

     "This Agreement shall commence on the date shown above and shall continue in full force and effect thereafter until December 31, 2001."

     5. Except as expressly amended herein, the Agreement shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties have executed this Amendment No. 1 as of the date first written above.

                                    "Company"

                                    Softsense Computer Products Inc.



                                    By: /s/ John Heyman
                                       -------------------------------------
                                          John Heyman

                                    Title:  Vice President and Chief Financial
                                            Officer


                                    "Consultant"

                                    LP Technologies, Inc.



                                    By: /s/ Lawrence D. Parker
                                       --------------------------------------
                                          Lawrence D. Parker

                                    Title:  President

                                      -2-